Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation in this Registration Statement on Form S-8 of our report dated April 14, 2009 with respect to the audited consolidated financial statements of America West Resources, Inc. for the year ended December 31, 2008.

We also consent to the references to us under the heading “Experts” in such Registration Statement.

/s/ Malone & Bailey, PC

Malone & Bailey, PC

www.malone−bailey.com

Houston, Texas

April 14, 2009